Exhibit 99.1
Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 shareholderrelations@lcnb.com	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

LCNB Corp. Reports Financial Results for the Three Months Ended March 31, 2023
Ended the First Quarter with a Stable Deposit Base and an 86.97% Loan to Deposit Ratio
Asset Quality Remains Excellent with Total Nonperforming Loans to Total Loans of 0.05% at March 31, 2023
Total Earning Assets Increased 1.4% Year-over-Year to a Record $1.74 Billion
LCNB Wealth Management Assets Up 6.2% Year-over-Year to a Record $1.09 Billion
First Quarter Earnings of $0.37 Per Diluted Share

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three months ended March 31, 2023.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “We continue to successfully navigate an extremely fluid operating environment as a result of the community banking values we have followed throughout our history, our prudent focus on risk management, and our commitment to our customers and communities. We believe these core operating principles not only position the bank for success in any economic environment, but also resonate with our customers and support our growth. We ended the quarter with record total assets under management driven by growing customer accounts and record assets within our LCNB Wealth Management group. This drove a 2.7% year-over-year increase in fiduciary income and helped grow non-interest income in the first quarter. I am encouraged by the positive momentum underway at LCNB Wealth Management as we leverage our local approach, growing scale, and expanding relationships.”

“LCNB’s long history of serving our communities helps us build longstanding relationships with our customers and builds a stable funding base. At March 31, 2023, we had over 60,000 consumer, public fund, small business and non-profit checking and savings accounts with an average balance of approximately $23,000 per account. With a loan-to-deposit ratio of 86.97% and an equity-to-asset ratio of 10.60% at March 31, 2023, we are well capitalized to support our loan portfolio. LCNB’s strong liquidity levels also continue to support our share repurchase program and during the first quarter we repurchased 107,028 shares of our common stock,” continued Mr. Meilstrup.

“LCNB has a solid foundation of experienced leaders, excellent asset quality, and strong capital levels. We are focused on leveraging this platform to navigate a more challenging and uncertain economic landscape, while continuing to pursue our long-term growth objectives and focus on returning excess capital back to our shareholders,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2023 first quarter decreased 8.1% to $4.2 million, compared to $4.5 million for the same period last year. Earnings per basic and diluted share for the 2023 first quarter were $0.37, compared to $0.38 for the same period last year.

Net interest income for the three months ended March 31, 2023, was $13.9 million, compared to $14.2 million for the comparable period in 2022. The 2.0% year-over-year decrease for the three-month period was primarily due to higher interest expense associated with the rapid year-over-year increase in the Effective Federal Funds Rate. For the 2023 first quarter, LCNB’s tax equivalent net interest margin was 3.28%, compared to 3.35% for the same period last year.

Non-interest income for the three months ended March 31, 2023, increased slightly to $3.58 million, compared to $3.55 million for the same period last year. The increase in non-interest income was primarily due to higher fiduciary income and service charges and fees on deposit accounts, partially offset by lower gains on sales of loans.

Non-interest expense for the three months ended March 31, 2023, was $275,000 greater than the comparable period in 2022, primarily due to higher salaries and employee benefits, occupancy expenses, and FDIC insurance premiums. These increases were partially offset by reduced equipment expenses, state financial institutions tax, and marketing expenses.

Capital Allocation
During the 2023 first quarter, LCNB invested $1.8 million to repurchase 107,028 shares of its outstanding stock at an average price of $17.00 per share. This equates to almost 1.0% of the Company’s outstanding common stock prior to the repurchase. At March 31, 2023, LCNB had 407,932 shares available to be repurchased under its February 2023 share repurchase program.

For the first quarter ended March 31, 2023, LCNB paid $0.21 per share in dividends, a 5.0% increase from $0.20 per share for the first quarter last year.

Balance Sheet
Total assets at March 31, 2023, increased 1.3% to a record $1.92 billion from $1.90 billion at March 31, 2022. Net loans at March 31, 2023 increased 0.9% to $1.39 billion, compared to $1.37 billion at March 31, 2022.

Total deposits at March 31, 2023 decreased 2.0% to $1.60 billion, compared to $1.64 billion at March 31, 2022, as LCNB experienced greater competition for interest-bearing accounts. LCNB’s uninsured deposits to total deposits were approximately 13.4% for the quarter ended March 31, 2023.

Assets Under Management
Total assets managed at March 31, 2023 were a record $3.16 billion, compared to $3.15 billion at March 31, 2022. The year-over-year increase in total assets managed was primarily due to increases in LCNB Corp. total assets, trust and investments, and brokerage accounts. Trust and investments and brokerage accounts increased due to a higher number of new LCNB Wealth Management customer accounts opened over the past twelve months and an increase in the fair value of managed assets associated with an improving capital market environment, partially offset by decreases in cash management accounts and mortgage loans serviced.

Asset Quality
For the 2023 first quarter, LCNB recorded a provision for credit losses on loans of $32,000, compared to a provision of $49,000 for the 2022 first quarter.

On January 1, 2023, LCNB adopted ASC 326, which provides for a current expected credit loss (“CECL”) model in estimating the allowance for credit losses and recorded a one-time decrease of $1.92 million, net of tax, to retained earnings as a result of the initial cumulative entry. The adoption of CECL did not have a material impact on the Bank’s regulatory capital ratios. As an overall percentage of loans, the allowance for credit losses on loans increased to 0.56% at March 31, 2023 compared to 0.40% at March 31, 2022.

Net charge-offs for the 2023 first quarter were $16,000, or 0.00% of average loans, annualized, compared to net charge-offs of $25,000, or 0.01% of average loans, annualized, for the same period last year.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, decreased $754,000 from $1.5 million, or 0.11% of total loans, at March 31, 2022, to $701,000, or 0.05% of total loans, at March 31, 2023. The nonperforming assets to total assets ratio was 0.04% at March 31, 2023, compared to 0.08% at March 31, 2022.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the ongoing uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, resulting from the scope and duration of the COVID-19 pandemic;
3.LCNB’s ability to integrate future acquisitions may be unsuccessful or may be more difficult, time-consuming, or costly than expected;
4.LCNB may incur increased loan charge-offs in the future;
5.LCNB may face competitive loss of customers;
6.changes in the interest rate environment, which may include further interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
7.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
8.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
9.LCNB may experience difficulties growing loan and deposit balances;
10.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
11.difficulties with technology or data security breaches, including cyberattacks, could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
12.adverse weather events and natural disasters and global and/or national epidemics could negatively affect LCNB’s customers given its concentrated geographic scope, which could impact LCNB’s operating results; and
13.government intervention in the U.S. financial system, including the effects of legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act, and any such future regulatory actions or reforms.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.